UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2026 (September 30, 2026)

AMERICAN FUSION, INC.

(Exact name of registrant as specified in its charter)

Texas	001-43193	22-1436279
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

401 N. Carroll Ave., Ste. 192
Southlake, TX	76092
(Address of Principal Executive Offices)	(Zip Code)

(480) 788-7420

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K of American Fusion, Inc. (the “Company”) filed with the Securities and Exchange Commission on October 6, 2026 (the “Original Report”), which reported the resignation of JV CPA INC. (“JV CPA”) as the Company’s independent registered public accounting firm. The Company is filing this Amendment to report the engagement of MBP Global LLP as its new independent registered public accounting firm, as required by Item 304(a)(2) of Regulation S-K. In addition, the Company is correcting its press release dated October 7, 2026, which incorrectly stated that JV CPA resigned citing health reasons and that JV CPA’s Exhibit 16.1 letter confirmed its agreement with the Company’s statements. JV CPA did not state any reason for its resignation, and the Company attributes none. JV CPA’s letter agrees only with the statements concerning JV CPA in paragraph (a) of Item 4.01 of the Original Report and states that JV CPA is not in a position to agree or disagree with the Company’s other statements. JV CPA did not review or approve the press release. Except as set forth herein, this Amendment does not amend or update any other information contained in the Original Report.

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) Resignation of Independent Registered Public Accounting Firm.

On October 1, 2026, JV CPA INC. (“JV CPA”) notified the Company that it resigned as the Company’s independent registered public accounting firm, effective October 1, 2026. JV CPA’s resignation applies to all further audit and review services, including the review of the Company’s interim financial information for the quarter ended September 30, 2026 and the audit of the Company’s financial statements for the year ending December 31, 2026.

JV CPA’s report on the Company’s consolidated financial statements as of and for the years ended December 31, 2025 and 2024 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles, except that such report contained an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

During the Company’s fiscal years ended December 31, 2025 and 2024 and the subsequent interim period through October 1, 2026, there were (i) no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with JV CPA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of JV CPA, would have caused JV CPA to make reference to the subject matter of the disagreements in connection with its reports, and (ii) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided JV CPA with a copy of the disclosures contained in the Original Report and requested that JV CPA furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made therein. A copy of JV CPA’s letter, dated October 6, 2026, was filed as Exhibit 16.1 to the Original Report.

(b) Engagement of New Independent Registered Public Accounting Firm.

On October 20, 2026, the Company engaged MBP Global LLP (“MBP Global”) as its new independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2026 and review its interim financial statements for the quarter ended September 30, 2026.

During the Company’s fiscal years ended December 31, 2025 and 2024 and the subsequent interim period through October 20, 2026, neither the Company nor anyone acting on its behalf consulted with MBP Global regarding

(i)	the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that MBP Global concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or
(ii)	any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions);
(iii)	or any “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2026	AMERICAN FUSION, INC.

	By:	/s/ Richard C. Hawkins
Chief Executive Officer